Exhibit 99.1
MODEL N ANNOUNCES FIRST QUARTER FISCAL YEAR 2021 FINANCIAL RESULTS
Total Revenues of $42.7 Million, up 11% Year-over-Year;
Subscription Revenues of $31.4 Million, up 12% Year-over-Year

SAN MATEO, Calif. – Feb. 9, 2021 - Model N, Inc. (NYSE: MODN), the leader in cloud revenue management solutions, today announced financial results for the first quarter fiscal year 2021 ended December 31, 2020.

“Our first quarter results exceeded expectations across every metric, and we achieved another quarter of record revenue,” said Jason Blessing, president and chief executive officer of Model N. “Looking ahead, I am even more excited about Model N’s future. We believe our recently completed acquisition of Deloitte’s pricing and contracting solutions business will bolster our already strong foundation, significantly expand our addressable market and enable even more opportunities for success in fiscal year 2021 and beyond. With this acquisition, we added significant Life Sciences talent, customers, and a purpose-built technology to our already formidable company, making the new Model N an even more valued partner to the customers we serve.”

Recent Highlights

•Top Life Sciences Companies Pursue Cloud-First Strategies with SaaS Transitions - During the quarter, global Life Sciences customers Johnson & Johnson and Fresenius agreed to transition from on-premise versions of revenue management to Model N Revenue Cloud for Life Sciences. We believe the move to the cloud will give these industry leaders the agility to adapt quickly to governmental and other commercial changes as well as the flexibility and productivity improvements required by global businesses. The transition to Model N Revenue Cloud is an important part of many companies’ digital-transformation strategies.

•A Record Number of Companies Go-Live with Model N Solutions - Model N Life Sciences and High Tech customers implemented Model N solutions at record levels with 20 projects going live in the quarter. These projects included launching new products like Validata and Intelligence within existing customers, rolling out solutions in new geographies, and upgrading customers to current versions of Model N solutions. Despite the continued remote working environment, Model N’s professional services teams were able to continue their impressive record of on time and on budget delivery.

•Model N Acquires Deloitte’s Pricing and Contracting Services Business – At the end of the first quarter, Model N acquired the pricing and contracting services business and its underlying technology from Deloitte & Touche LLP. We believe the acquisition will expand Model N’s addressable market and allow the company to better serve the broader Life Sciences market by adding software plus expert services to Model N’s industry-leading solutions. Through the acquisition, the company added new Life Sciences talent, customers, and a purpose-built technology that complement Model N and increased its value to its customers.

•Model N Announces New Chief Financial Officer – In January, technology veteran John Ederer joined Model N as its new chief financial officer. Ederer brings 28 years of financial leadership to the company with high-growth companies including K2 Inc., MobileIron, TIBCO Software, Concur Technologies, SAP Business Objects and others. With his extensive experience leading finance departments and partnering with sales and product teams, Ederer will be a key member of Model N’s executive team and will help shape the company in its next stage of growth.

First Quarter 2021 Financial Highlights

•Revenues: Total revenues were $42.7 million, an increase of 11% from the first quarter of fiscal year 2020. Subscription revenues were $31.4 million, an increase of 12% from the first quarter of fiscal year 2020.

•Gross Profit: Gross profit was $25.6 million, an increase of 16% from the first quarter of fiscal year 2020. Gross margin was 60% compared to 57% for the first quarter of fiscal year 2020. Non-GAAP gross profit was $27.1 million, an increase of 15% from the first quarter of fiscal year 2020. Non-GAAP gross margin was 63% compared to 61% for the first quarter of fiscal year 2020. Subscription gross margin was 71% compared to 69% for the first quarter of fiscal year 2020. Non-GAAP subscription gross margin was 74% compared to 72% for the first quarter of fiscal year 2020.

•GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $(1.3) million, an improvement of 46% from the first quarter of fiscal year 2020. Non-GAAP income from operations was $7.3 million, an increase of 59% from the first quarter of fiscal year 2020.

•GAAP Net Loss: GAAP net loss was $(5.2) million compared to a net loss of $(3.0) million for the first quarter of fiscal year 2020. GAAP basic and diluted net loss per share attributable to common stockholders was $(0.15) based upon weighted average shares outstanding of 34.9 million compared to net loss per share of $(0.09) for the first quarter of fiscal year 2020 based upon weighted average shares outstanding of 33.1 million.

•Non-GAAP Net Income: Non-GAAP net income was $5.9 million, an increase of 41% from the first quarter of fiscal year 2020. Non-GAAP net income per diluted share was $0.16 based upon diluted weighted average shares outstanding of 36.0 million compared to non-GAAP net income per diluted share of $0.12 for the first quarter of fiscal year 2020 based upon diluted weighted average shares outstanding of 34.6 million.

•Adjusted EBITDA: Adjusted EBITDA was $7.5 million, an increase of 55% from the first quarter of fiscal year 2020.

•Cash and Cash Flows: Cash and cash equivalents as of December 31, 2020 totaled $143.5 million. During the quarter, the company paid $56.4 million for the acquisition. Net cash used in operating activities was $0.2 million for the first quarter of fiscal year 2021, compared with net cash used in operating activities of $5.0 million in the prior fiscal year period. Free cash flow was $(0.6) million for the first quarter of fiscal year 2021, compared with free cash flow of $(5.0) million in the prior fiscal year period.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance
The impact of COVID-19 and its effect on Model N’s business is included in the guidance that is being provided for the second quarter fiscal year 2021 and the full fiscal year ending September 30, 2021 and reflects the company’s outlook as of February 9, 2021.

(in $ millions, except per share)	Second Quarter Fiscal 2021	Full Year Fiscal 2021
Total revenues	46.0 – 46.5	184.0 – 186.0
Subscription revenues	34.5 – 35.0	136.0 – 138.0
Non-GAAP income (loss) from operations	(0.6) – (0.1)	9.5 – 11.5
Non-GAAP net income (loss) per share	(0.06) – (0.05)	0.10 – 0.15
Adjusted EBITDA	(0.5) – 0.0	10.0 – 12.0

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the first quarter fiscal year 2021 ended December 31, 2020. The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on February 23, 2021, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671, internationally, with recording access code 13714669.

About Model N

Model N enables life sciences and high tech companies to drive growth and market share, minimizing revenue leakage throughout the revenue lifecycle. With deep industry expertise and solutions purpose-built for these industries, Model N delivers comprehensive visibility, insight and control over the complexities of commercial operations and compliance. Its integrated cloud solution is proven to automate pricing, incentive and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high tech companies, including Johnson & Johnson, AstraZeneca, Stryker, Seagate Technology, Broadcom and Microchip Technology. For more information, visit www.modeln.com.

Model N® is the registered trademark of Model N, Inc. Any other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s second quarter and full year fiscal 2021 financial results, the impact COVID-19 will have on our business, Model N’s profitability, future planned enhancements to our products and benefits from our products, and expected benefits from our acquisition. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers; (xiii) adverse impacts on our business and financial condition due to COVID-19; and (xiv) the possibility that the expected benefits related to our acquisition may not materialize as expected and the ability to successfully integrate Deloitte’s life sciences pricing and contracting solutions business and underlying technology. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2020, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expenses, amortization of intangible assets, and deferred revenue adjustments as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income (loss) from operations excludes stock-based compensation expense, amortization of intangible assets, acquisition-related expense, and deferred revenue adjustments. Non-GAAP net income (loss) excludes stock-based compensation expense, amortization of intangible assets, acquisition-related expense, amortization of debt discount and issuance costs, and deferred revenue adjustments. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, acquisition-related expense, deferred revenue adjustment, interest (income) expense, net, other (income) expenses, net, and provision for (benefit from) income taxes. Reconciliation tables are provided in this press release.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

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Investor Relations Contact:

Gwyn Lauber
Model N, Inc.
650-610-4998
investorrelations@modeln.com

Media Contact:

Laura Ruark
Bospar
laura@bospar.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31, 2020	As of September 30, 2020
Assets
Current assets
Cash and cash equivalents	$143,517	$200,491
Accounts receivable, net	39,807	35,796
Prepaid expenses	3,678	2,797
Other current assets	6,777	7,314
Total current assets	193,779	246,398
Property and equipment, net	1,568	1,034
Operating lease right-of-use assets	15,837	3,332
Goodwill	66,860	39,283
Intangible assets, net	51,418	24,380
Other assets	7,055	5,863
Total assets	$336,517	$320,290
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,833	$3,009
Accrued employee compensation	11,513	17,056
Accrued liabilities	5,036	5,237
Operating lease liabilities, current portion	1,889	1,460
Deferred revenue, current portion	55,638	50,904
Total current liabilities	79,909	77,666
Long-term liabilities
Long term debt	116,795	114,438
Operating lease liabilities, less current portion	13,604	2,067
Other long-term liabilities	1,355	1,448
Total long-term liabilities	131,754	117,953
Total liabilities	211,663	195,619
Stockholders’ equity
Common stock	5	5
Preferred stock	—	—
Additional paid-in capital	357,106	351,952
Accumulated other comprehensive loss	(1,031)	(1,213)
Accumulated deficit	(231,226)	(226,073)
Total stockholders’ equity	124,854	124,671
Total liabilities and stockholders’ equity	$336,517	$320,290

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2020	2019
Revenues
Subscription	$31,435	$28,182
Professional services	11,299	10,206
Total revenues	42,734	38,388
Cost of revenues
Subscription	8,992	8,710
Professional services	8,124	7,642
Total cost of revenues	17,116	16,352
Gross profit	25,618	22,036
Operating expenses
Research and development	8,697	8,516
Sales and marketing	9,456	9,013
General and administrative	8,787	6,965
Total operating expenses	26,940	24,494
Loss from operations	(1,322)	(2,458)
Interest expense, net	3,462	563
Other expenses (income), net	130	(12)
Loss before income taxes	(4,914)	(3,009)
Provision for (benefit from) income taxes	239	(11)
Net loss	$(5,153)	$(2,998)
Net loss per share:
Basic and diluted	$(0.15)	$(0.09)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	34,936	33,145

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,
	2020	2019
Cash Flows from Operating Activities
Net loss	$(5,153)	$(2,998)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,320	1,452
Stock-based compensation	5,128	5,823
Amortization of debt discount and issuance costs	2,357	109
Deferred income taxes	60	(190)
Amortization of capitalized contract acquisition costs	651	624
Changes in assets and liabilities, net of acquisition
Accounts receivable	(233)	(4,141)
Prepaid expenses and other assets	(602)	(398)
Accounts payable	(422)	136
Accrued employee compensation	(5,563)	(6,384)
Other current and long-term liabilities	(878)	(573)
Deferred revenue	3,114	1,549
Net cash used in operating activities	(221)	(4,991)
Cash Flows from Investing Activities
Purchases of property and equipment	(336)	(29)
Acquisition of business	(56,444)	—
Net cash used in investing activities	(56,780)	(29)
Cash Flows from Financing Activities
Proceeds from exercise of stock options	26	18
Net cash provided by financing activities	26	18
Effect of exchange rate changes on cash and cash equivalents	1	11
Net decrease in cash and cash equivalents	(56,974)	(4,991)
Cash and cash equivalents
Beginning of period	200,491	60,780
End of period	$143,517	$55,789

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2020	2019
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(5,153)	$(2,998)
Reversal of non-GAAP items
Stock-based compensation expense	5,128	5,823
Depreciation and amortization	1,320	1,452
Acquisition-related expense	2,362	—
Interest expense, net	3,462	563
Other expenses (income), net	130	(12)
Provision for (benefit from) income taxes	239	(11)
Adjusted EBITDA	$7,488	$4,817

	Three Months Ended December 31,
	2020	2019
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$25,618	$22,036
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,177	1,119
Amortization of intangible assets (b)	282	347
Non-GAAP gross profit	$27,077	$23,502
Percentage of revenue	63.4%	61.2%

	Three Months Ended December 31,
	2020	2019
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$22,443	$19,472
Reversal of non-GAAP expenses
Stock-based compensation (a)	523	522
Amortization of intangible assets (b)	282	347
Non-GAAP subscription gross profit	$23,248	$20,341

	Three Months Ended December 31,
	2020	2019
Reconciliation from GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(1,322)	$(2,458)
Reversal of non-GAAP expenses
Stock-based compensation (a)	5,128	5,823
Amortization of intangible assets (b)	1,172	1,237
Acquisition-related expense (c)	2,362	—
Non-GAAP operating income	$7,340	$4,602

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(5,153)	$(2,998)
Reversal of non-GAAP expenses
Stock-based compensation (a)	5,128	5,823
Amortization of intangible assets (b)	1,172	1,237
Acquisition-related expense (c)	2,362	—
Amortization of debt discount and issuance costs (d)	2,357	109
Non-GAAP net income	$5,866	$4,171

Denominator
Reconciliation between GAAP and non-GAAP net income (loss) per share
Shares used in computing GAAP net loss per share:
Basic	34,936	33,145
Diluted	34,936	33,145
Shares used in computing non-GAAP net income per share
Basic	34,936	33,145
Diluted	36,010	34,639
GAAP net loss per share
Basic and diluted	$(0.15)	$(0.09)
Non-GAAP net income per share
Basic	$0.17	$0.13
Diluted	$0.16	$0.12

	Three Months Ended December 31,
	2020	2019
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$282	$347
Professional services	—	—
Total amortization of intangibles assets in cost of revenue (b)	282	347
Operating expenses
Research and development	—	—
Sales and marketing	890	890
General and administrative	—	—
Total amortization of intangibles assets in operating expense (b)	890	890
Total amortization of intangibles assets (b)	$1,172	$1,237

	Three Months Ended December 31,
	2020	2019
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$523	$522
Professional services	654	597
Total stock-based compensation in cost of revenue (a)	1,177	1,119
Operating expenses
Research and development	1,131	1,426
Sales and marketing	1,553	1,406
General and administrative	1,267	1,872
Total stock-based compensation in operating expense (a)	3,951	4,704
Total stock-based compensation (a)	$5,128	$5,823

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of intangible assets, acquisition-related expense, and amortization of debt discount and issuance costs and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating income (loss), net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)Acquisition-related expense. Acquisition-related expense is incurred in connection with the acquisition and is non-recurring. As such, we believe that exclusion of these acquisition-related expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)Amortization of debt discount and issuance costs. Amortization of debt discount and issuance costs is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies. First quarter fiscal year 2020 has been revised to exclude the amortization of debt discounts and issuance costs related to our term loan and promissory note to better provide consistency between the periods.